Exhibit 99.1

BankUnited To Record One-Time Income Tax Benefit

Miami Lakes, Fla. - September 16, 2015 - During the third quarter of 2015, BankUnited, Inc. (the “Company”) will record a one-time income tax benefit of approximately $50 million. The tax benefit, predicated on guidance issued by the Internal Revenue Service in 2015, relates to the Company’s ability to claim additional tax losses in 2014, 2015 and future years with respect to certain assets acquired from the FDIC.

About BankUnited, Inc.

BankUnited, Inc., with total assets of $21.4 billion at June 30, 2015, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 99 branches in 15 Florida counties and 6 banking centers in the New York metropolitan area at June 30, 2015.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect BankUnited’s current views with respect to, among other things, future events and financial performance.

BankUnited generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of BankUnited and its subsidiaries or on BankUnited’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by BankUnited that the future plans, estimates or expectations contemplated by BankUnited will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BankUnited’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, as well as the ability to receive, and the timing for receiving, the requisite approvals to consummate the Certus transaction and the benefits of such transaction. If one or more of these or other risks or uncertainties materialize, or if BankUnited’s underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. Information on these factors can be found in BankUnited’s Annual Report on Form 10-K for the year ended December 31, 2014 available at the SEC’s website (www.sec.gov). These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

BankUnited, Inc.
Investor Relations:
Leslie N. Lunak, 786-313-1698
llunak@bankunited.com

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